Execution Version


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                            NORTHWESTERN CORPORATION
                   (SUCCESSOR TO NORTHWESTERN ENERGY, L.L.C.,
                  FORMERLY KNOWN AS THE MONTANA POWER, L.L.C.)


                                       TO


                              THE BANK OF NEW YORK


                                       AND


                               DOUGLAS J. MacINNES


                         As Trustees under Mortgage and
                   Deed of Trust, dated as of October 1, 1945,
                        with NorthWestern Energy, L.L.C.
                  (formerly known as The Montana Power, L.L.C.,
                successor by merger to The Montana Power Company)


           ----------------------------------------------------------


                      TWENTY-SECOND SUPPLEMENTAL INDENTURE


              Providing, among other things, for the assumption by
                NorthWestern Corporation of the due and punctual
               payment of all Bonds and performance and observance
         of all covenants and conditions of NorthWestern Energy, L.L.C.
                     under such Mortgage and Deed of Trust,
                          as amended and supplemented.


           ----------------------------------------------------------


                          Dated as of November 15, 2002




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



                      TWENTY-SECOND SUPPLEMENTAL INDENTURE


           ----------------------------------------------------------


               THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of November 15, 2002, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104, and THE BANK OF NEW YORK (hereinafter called the "Corporate Trustee"), a corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, New York, New York 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK) (formerly Guaranty Trust Company of New York), and DOUGLAS J. MACINNES, whose post office address is c/o The Bank of New York, 101 Barclay Street, New York, New York 10286 (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley and W.T. Cunningham) (said Douglas J. MacInnes being hereinafter sometimes called the "Co-Trustee", and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the "Mortgage" and, together with any indentures supplemental thereto, the "Indenture"), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the "Company - New Jersey"), as predecessor by merger to NorthWestern Energy, L.L.C. (hereinafter called "NorthWestern Energy"), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana (successor by merger to The Montana Power Company, a corporation of the State of Montana (hereinafter called the "Company-Montana")), to Guaranty Trust Company of New York and Arthur
E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the "Twenty-second Supplemental Indenture") being supplemental thereto;

               WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and

               WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the "First Supplemental Indenture") and its Second Supplemental
Indenture, dated as of April 1, 1959 (hereinafter called the "Second Supplemental Indenture"); and

               WHEREAS, the Company-New Jersey was merged into the Company-Montana on November 30, 1961, and to evidence the succession of the
Company-Montana   to
the  Company-New  Jersey  and  the  assumption  by  the  Company-Montana  of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the "Third Supplemental Indenture"); and

               WHEREAS,  the  Company-Montana  executed  and  delivered  to  the
Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the "Fourth Supplemental Indenture"); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the "Fifth Supplemental Indenture"); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the "Sixth Supplemental Indenture"); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the "Seventh Supplemental Indenture"); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the "Eighth Supplemental Indenture"); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the "Ninth Supplemental Indenture"); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the "Tenth Supplemental Indenture"); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the "Eleventh Supplemental Indenture"); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the "Twelfth Supplemental Indenture"); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the "Thirteenth Supplemental Indenture"); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the
"Fourteenth Supplemental Indenture"); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the "Fifteenth Supplemental Indenture"); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the "Sixteenth Supplemental Indenture"); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the "Seventeenth Supplemental Indenture"); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the "Eighteenth Supplemental Indenture"); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the "Nineteenth Supplemental Indenture"); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the "Twentieth Supplemental Indenture"); and

               WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth and
Twentieth Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and

               WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

               WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl
R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R.
Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

               WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

               WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

               WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and

               WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

             WHEREAS, in addition to the property described in the Mortgage, the Company-Montana has acquired certain other property, rights and interests in property; and

               WHEREAS, the Company-New Jersey or the Company-Montana has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:


                                                         Principal
                                                          Amount           Principal Amount
                      Series                              Issued             Outstanding
                      ------                              ------             -----------
2-7/8% Series due 1975..........................         $40,000,000             NONE


                                                         Principal
                                                          Amount           Principal Amount
                      Series                              Issued             Outstanding
                      ------                              ------             -----------
3-1/8% Series due 1984..........................           6,000,000             NONE
4-1/2% Series due 1989..........................          15,000,000             NONE
8-1/4% Series due 1974..........................          30,000,000             NONE
7-1/2% Series due 2001 (Fifth)..................          25,000,000             NONE
8-5/8% Series due 2004..........................          60,000,000             NONE
8-3/4% Series due 1981..........................          30,000,000             NONE
9.60% Series due 2005...........................          35,000,000             NONE
9.70% Series due 2005...........................          65,000,000             NONE
9-7/8% Series due 2009..........................          50,000,000             NONE
11-3/4% Series due 1993.........................          75,000,000             NONE
10/10-1/8% Series due 2004/2014.................          80,000,000             NONE
8-1/8% Series due 2014..........................          41,200,000             NONE
7.70% Series due 1999 (Fourteenth)..............          55,000,000             NONE
8-1/4% Series due 2007 (Fifteenth)..............          55,000,000            $365,000
8.95% Series 2002 (Sixteenth)...................          50,000,000           1,466,000
Secured Medium-Term Notes (Seventeenth).........          68,000,000          28,000,000
7% Series due 2005 (Eighteenth).................          50,000,000           5,386,000
6-1/8% Series due 2023 (Nineteenth).............          90,205,000          90,205,000
5.90% Series due 2023 (Twentieth)...............          80,000,000          80,000,000
0% Series due 1999 (Twenty-first)...............         210,321,007             NONE
7.30% Series due 2006 (Twenty-second)...........         150,000,000         150,000,000

which bonds are also hereinafter sometimes called "Bonds of the First through Twenty-second Series", respectively; and

               WHEREAS, the Company-Montana entered into an Agreement and Plan of Merger, dated as of February 20, 2001, among the Company-Montana, Touch America Holdings, Inc. (a Delaware corporation and a wholly owned subsidiary of the Company-Montana), and NorthWestern Energy (under its then name, The Montana Power, L.L.C.), a wholly owned subsidiary of Touch America Holdings, Inc., pursuant to which agreement the Company-Montana was merged into NorthWestern Energy (under its then name, The Montana Power, L.L.C.), on such terms as fully preserve and in no respect impair the lien or security of the Indenture on the mortgaged property or any of the rights or powers of the Trustees or of the bondholders thereunder; and

               WHEREAS, NorthWestern Energy, under its then name of The Montana Power, L.L.C., executed and delivered the Twenty-first Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the "Twenty-first Supplemental Indenture"), for the purpose of evidencing the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana, and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana under the Indenture and any bonds then issued or to be issued thereunder, and the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the powers and rights of the Company-Montana under the Indenture and any bonds now issued or to be issued thereunder, in accordance with the respective terms thereof which Twenty-first Supplemental Indenture was recorded in the official records of various counties and states as required by the Indenture;

               WHEREAS, the Company-Montana merged with The Montana Power, L.L.C. on February 13, 2002 and thereafter ceased to exist independently;

               WHEREAS,   The  Montana  Power,   L.L.C.   changed  its  name  to
NorthWestern Energy, L.L.C. on March 19, 2002;

               WHEREAS, NorthWestern Energy and the Company have entered into that certain Asset and Stock Transfer Agreement, dated as of November 15, 2002, providing for the transfer of substantially all of the assets as an entirety and liabilities of NorthWestern Energy to the Company (the "Transaction"), which Transaction is expected to be completed on or about the date hereof;

               WHEREAS, the Company desires to execute and deliver this Twenty-second Supplemental Indenture for the purposes of evidencing the assumption by the Company of the covenants and conditions of NorthWestern Energy under the Indenture and any bonds now issued or to be issued thereunder, and the succession of the Company to the powers and rights of NorthWestern Energy under the Indenture and any bonds now issued or to be issued thereunder, in accordance with the respective terms thereof;

               WHEREAS,   the  Company  expects  to  record  this  Twenty-second
Supplemental Indenture in the official records of various counties and states as required by the Indenture; and

             WHEREAS, the execution and delivery by the Company of this Twenty-second Supplemental Indenture have been duly authorized by the Company by appropriate Resolutions.

               NOW, THEREFORE,  THIS INDENTURE WITNESSETH:  That the Company, in
consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Douglas J. MacInnes, the Co-Trustee, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the

Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing, or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits, all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

               TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

               IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

               PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and chooses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

               TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto DOUGLAS J. MACINNES and (to the extent of its legal capacity to hold the same for the purposes hereto) unto THE BANK OF NEW YORK, as Trustees, and their successors and assigns forever.

               IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Twenty-second Supplemental Indenture being supplemental thereto.

               AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

               SUBJECT  NEVERTHELESS,  to the limitation permitted by subsection
(I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder.

               The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:

                                   ARTICLE I

                     Covenants and Agreements of the Company

               Section 1. The Company hereby expressly assumes the due and punctual payment of the principal and interest of all the bonds secured by the Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by NorthWestern Energy, and the Company herein expressly assumes and agrees to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and coupons and the Indenture, and agrees to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by NorthWestern Energy. As permitted by Section 86 of the Mortgage, the Company shall be deemed to succeed to and be substituted for NorthWestern Energy with the same effect as if it had been named in the Indenture, and shall have and may exercise under the Indenture the same powers and rights as NorthWestern Energy.

                                   ARTICLE II

                            Miscellaneous Provisions

               Section 1. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Twenty-second Supplemental Indenture, have the meaning specified in the Mortgage, as heretofore supplemented.

               Section 2. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions.

               The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore supplemented, shall apply to and form part of this Twenty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-second Supplemental Indenture.

               Section 3. Whenever in this Twenty-second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

               Section 4. Nothing in this Twenty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Twenty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons now, or to be, Outstanding under the Indenture.

               Section 5. This Twenty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



                           [Signature Pages to Follow]

               IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and DOUGLAS J. MACINNES, for all like purposes, has hereunto set his hand and affixed his seal, as of the day and year first above written.

[Seal]

                                      NORTHWESTERN CORPORATION



                                      By:  /s/ Eric R. Jacobsen
                                          --------------------------------------
                                            Name:  Eric R. Jacobsen
                                            Title: SVP, General Counsel and CLO
Attest:

 /s/ Michael J. Young
 --------------------
Name:   Michael J. Young
Title:  Assistant Secretary



Executed, sealed and delivered by NORTHWESTERN CORPORATION in the presence of:


 /s/ Corinne Bohrer
 ------------------

 /s/ Karen L. Smook
 ------------------

        STATE OF SOUTH DAKOTA       )
                                      : ss.
        County of MINNEHAHA         )

               This instrument was acknowledged before me on this 12th day of November, 2002, by Eric R. Jacobsen, SVP, General Counsel and CLO of NORTHWESTERN CORPORATION, a Delaware corporation.


                                     /s/ Karen L. Smook
                                    ------------------------------------
                                    Print Name: Karen L. Smook
                                    Notary Public for the State of South Dakota
                                    Residing at Sioux Falls, South Dakota
                                    My Commission expires 7-12-2005

        [SEAL]

                                      THE BANK OF NEW YORK,
                                        as Corporate Trustee


                                      By:  /s/ MaryBeth Lewicki
                                           -------------------------
                                           Name:  MaryBeth Lewicki
                                           Title: Vice President




Attest:


 /s/ Stacey Poindexter
 ---------------------
Name:   Stacey Poindexter
Title:  Assistant Treasurer




                                       /s/ Douglas J. MacInnes
                                      ------------------------------------------
                                      DOUGLAS J. MACINNES, as Co-Trustee


Executed, sealed and delivered
by THE BANK OF NEW YORK and
DOUGLAS J. MACINNES in the presence of:



 /s/ Jeremy Finkelstein
 ----------------------

 /s/ Regina F. Johnson
 ---------------------

        STATE OF NEW YORK           )
                                      : ss.
        County of New York          )

               This instrument was acknowledged before me on this 15th day of November, 2002, by MaryBeth Lewicki, Vice President of Bank of New York, a New York banking corporation.


                                          /s/ William J. Cassels
                                         ---------------------------------------
                                         Print Name:   William J. Cassels
                                         Notary Public for the State of New York
                                         Residing at Bronx County, New York
                                         My Commission expires May 18, 2006

        [SEAL]

        STATE OF NEW YORK           )
                                      : ss.
        County of New York          )

               This instrument was acknowledged before me on this 15th day of November, 2002, by Douglas A. MacInnes.


                                          /s/ William J. Cassels
                                         ---------------------------------------
                                         Print Name:   William J. Cassels
                                         Notary Public for the State of New York
                                         Residing at Bronx County, New York
                                         My Commission expires May 18, 2006

        [SEAL]